Exhibit 99.1

500 Laurel Street,

Baton Rouge, LA 70801

Phone: 877.614.7600

FOR IMMEDIATE RELEASE February 1, 2024	Misty Albrecht b1BANK 225.286.7879 Misty.Albrecht@b1BANK.com

Business First Bancshares, Inc. Announces Acquisition of Waterstone LSP, LLC

Baton Rouge, La. (Jan. 31, 2024) – Business First Bancshares, Inc. (Business First) (Nasdaq: BFST), the holding company for b1BANK announced today the signing of a definitive agreement to acquire Waterstone LSP, LLC (Waterstone).

Waterstone was founded in 2012 by Mark Danford and Anthony Parrino to work hand-in-hand with community banks and small business owners to implement and manage the U.S. Small Business Administration’s (SBA) loan programs.

“We have worked closely, for a number of years, with Waterstone and have been impressed with their deep understanding of both small businesses and the community banks that serve them,” said b1BANK President and CEO, Jude Melville. “With the integration of Waterstone, we look forward to more seamlessly providing SBA-focused alternatives to our core bank clients while also equipping our community bank partners around the country to more comprehensively serve their clients.”

Waterstone is headquartered in Katy, Texas and offers community banks and small businesses a range of SBA lending services including planning, pre-qualification, packaging, closing and disbursements, servicing, and liquidations.

“From inception we have been dedicated to building partnerships with our clients because they are not just another number to us. After working with the bank, it was clear to us that b1BANK has the same relationship-based approach to serving clients,” said Waterstone President and CEO, Mark Danford. “This merger will provide both teams with opportunities to expand into new markets and provide our clients with additional finance options,” said Waterstone Chief Financial Officer, Anthony Parrino.

Waterstone will operate as a subsidiary of b1BANK and will report through Chief Administrative Officer, Jerry Vascocu. “We are thrilled to welcome the Waterstone team and expand the line of products and services we offer through our Financial Institutions Group (FIG),” said Vascocu.

Alston & Bird, LLP acted as legal advisor to b1BANK, while Brunini, Grantham, Grower & Hewes, PLLC advised Waterstone.

About Business First Bancshares, Inc.

As of December 31, 2023, Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $6.6 billion in assets, $6.0 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson, LLC (SSW) (excludes $0.9 billion of b1BANK assets managed by SSW) and operates Banking Centers and Loan Production Offices in markets across Louisiana and the Dallas and Houston, Texas areas, providing commercial and personal banking products and services. Commercial banking services include commercial loans and letters of credit, working capital lines and equipment financing, and treasury management services. b1BANK was awarded #1 Best-In-State Bank, Louisiana, by Forbes and Statista, and is a multiyear winner of American Banker’s “Best Banks to Work For.” Visit b1BANK.com for more information.

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

###